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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 11,2001


                       ECHOSTAR COMMUNICATIONS CORPORATION
               (Exact name of registrant as specified in charter)


          NEVADA                      0-26176                    88-0336997
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)


       5701 S. SANTA FE DRIVE
         LITTLETON, COLORADO                                        80120
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:               (303) 723-1000


ITEM 5. OTHER EVENTS

         As summarized in the press release attached as Exhibit 99.1, EchoStar
Communications Corporation ("EchoStar") announced today that, subject to customary regulatory approval, it has increased its equity stake in Starband
Communications Inc. ("Starband") to 32% and has acquired four out of seven seats on the Starband Board of Directors. In exchange, EchoStar will invest an additional $50 million in Starband. Further, EchoStar will lease transponder capacity to Starband from a next generation satellite. EchoStar's equity stake will increase to 60% upon commencement of the construction of the next generation satellite.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ECHOSTAR COMMUNICATIONS CORPORATION



Dated: July 11, 2001               By: /s/ Michael R. McDonnell
                                       -----------------------------------------
                                           Michael R. McDonnell,
                                           Senior Vice President and Chief
                                           Financial Officer



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                                 EXHIBIT INDEX

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
EXHIBIT
NUMBER            DESCRIPTION
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

  99.1 Press Release, dated July 11, 2001, issued by EchoStar announcing increased equity stake in Starband Communications
                  Inc.